Exhibit (h)(7)(iii)


                                September l, 2000


                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202

Wells Fargo Bank, N.A.
Attn: Martin Fawzy - Compliance Manager
420 Montgomery Street
2nd Floor
San Francisco, CA 94104

ALPS Mutual Funds Services, Inc.
370 Seventeenth Street, Suite 3100
Denver, CO 80202

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

VIA: Federal Express

     Re: The Shareholder Service Agreement (the "Agreement") dated as of July 1, 1996 between Wells Fargo Bank, N.A on behalf of itself and its affiliates, ALPS Mutual Funds Services. Inc., Denver Investment Advisors LLC and Westcore Trust.

Dear Sirs:

     By your signature below, please confirm that the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended as follows:

     Effective October 1, 2000, Westcore Intermediate-Term Bond Fund will be renamed Westcore Plus Bond Fund and Westcore Long-Term Bond Fund will be renamed Westcore Flexible Income Fund to reflect certain changes in their respective investment objectives and policies which are detailed in the enclosed supplement dated July 28, 2000 to the prospectus dated October 1, 1999.

     Commencing on November 1, 2000, Exhibit A to the Agreement is revised in its entirely as follows.

     The Administrator will compensate WELLS for the services and facilities provided under the Agreement for the following funds:

     Westcore Midco Growth                  Westcore Blue Chip
     Westcore Growth & Income               Westcore Mid-Cap Opportunity
     Westcore Small-Cap Growth              Westcore Small-Cap Opportunity
     Westcore International Frontier        Westcore Flexible Income
     Westcore International Select          Westcore Plus Bond
     Westcore Select

     Effective December 1, 2000, Exhibit B to the Agreement is revised in its entirety as follows:

     Payments to WELLS under Section 13 of the Agreement will be made according to the following schedule:

     Beginning on February l, 2001, fees are payable monthly at an annual rate of 0.35% for all listed Funds, except for the Westcore Plus Bond Fund which is payable monthly at an annual rate of 0.20%, of the net asset value of outstanding shares of such Fund held by Plans receiving services described in the Agreement with WELLS, except the Administrator's Plans. Such fees are payable within 30 days following the end of each period for which such fees are payable.

     Please remit Service Agreement Fees to the following address:

     Wells Fargo Bank
     Attn:  NPF Coordinator
     6th & Marquette
     PO Box 9131
     Minneapolis, MN  55480-9131

     Kathy Hunt (619) 316-2746

     In all other respects the Agreement continues in effect in accordance with its terms.

     Please keep one signed original of this letter and return the remaining originals to:

     Westcore Trust
     Attn: Pam Weber
     1225 17th Street, 26th Floor
     Denver, CO  80202

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
     If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                  Yours Truly,

                                  WESTCORE TRUST

                                  By: /s/ Jack D. Henderson
                                      -------------------------
                                  Name:  Jack D. Henderson
                                  Title: Vice President
                                  Date:  March 20, 2001

ACCEPTED AND AGREED TO:

WELLS FARGO BANK, N.A.

By: /s/ Illegible
    -------------------------
Name:
Title:
Date:  March 27, 2001

ALPS MUTUAL FUNDS SERVICES, INC., ADMINISTRATOR,
DISTRIBUTOR AND BOOKKEEPING AND PRICING AGENT

BY: /s/ Thomas A. Carter
    -------------------------
Name:  Thomas A. Carter
Title: Chief Financial Officer
Date:  March 16, 2001


DENVER INVESTMENT ADVISORS LLC

By: /s/ Jeffrey Adams
    -------------------------
Name:  Jeffrey Adams
Title: Chief Operations Officer and Executive Manager
Date:  March 5, 2001

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